Press Release


               JEFFERSON BANCSHARES, INC. ANNOUNCES EARNINGS FOR
                THE QUARTER AND NINE MONTHS ENDED MARCH 31, 2006

Morristown, Tennessee -- (April 28, 2006) - Jefferson Bancshares, Inc. (Nasdaq:
JFBI), the holding company for Jefferson Federal Bank, announced net income of $476,000, or $0.08 per diluted share, for the quarter ended March 31, 2006 compared to net income of $862,000, or $0.12 per diluted share, for the quarter ended March 31, 2005. For the nine months ended March 31, 2006, net income was $2.0 million, or $0.31 per diluted share, compared to $2.7 million, or $0.36 per diluted share, for the comparable period in 2005. The decline in net income for the three-month period ended March 31, 2006 was primarily the result of an increase in noninterest expense, combined with a decrease in net interest income. The increase in noninterest expense was the result of our expansion activities, as well as our adoption of Financial Accounting Standards Board's ("FASB") Statement 123R, which requires the expensing of stock options. The decline in net income for the nine-month period ended March 31, 2006 was primarily the result of an increase in noninterest expense, partially offset by an increase in noninterest income. Annualized return on average assets and return on average equity for the nine months ended March 31, 2006 were 0.86% and 3.33%, respectively, compared to 1.18% and 4.01% for the corresponding 2005 period.

Anderson L. Smith, President and CEO, commented, "We are pleased that construction of our Merchants Greene office in Hamblen County, Tennessee is near completion and scheduled to open in May 2006. Our Farragut office in Knox County, Tennessee is also near completion and scheduled to open in June 2006. In addition, we plan to break ground in June 2006 for our second Knoxville location in the Bearden Hill area. While the costs related to our investment in new facilities and human resources is a short-term detractor to net earnings, we anticipate that these investments will position our company for continued growth and profitability. We continue to experience significant growth in our loan portfolio while maintaining positive trends in asset quality."

Net interest income decreased $96,000 to $2.7 million for the quarter ended March 31, 2006 from the corresponding quarter in 2005. The interest rate spread and net interest margin for the quarter ended March 31, 2006 were 3.04% and 3.80%, respectively, compared to 3.36% and 4.02% for the same period in 2005. Interest income increased $605,000, or 15.1%, to $4.6 million for the three-month period ended March 31, 2006 primarily due to growth in average earning assets and an increase in short-term interest rates. Interest expense increased $701,000, or 60.2%, to $1.9 million for the quarter ended March 31, 2006, as a result of an increase in deposit rates and an increase in Federal Home Loan Bank ("FHLB") borrowings. The average rate paid on interest-bearing liabilities increased 103 basis points to 3.34% for the three months ended March 31, 2006. For the nine months ended March 31, 2006, net interest income decreased $20,000, to $8.4 million. The interest rate spread and net interest margin for the nine months ended March 31, 2006 were 3.24% and 3.96%, respectively, compared to 3.25% and 3.88% for the same period in 2005. Interest income increased $1.4 million, or 11.9%, to $13.2 million for the nine-month period ended March 31, 2006 primarily due to an increase of 79 basis points in the yield on average earning assets combined with changes in the asset mix. Interest expense increased $1.4 million, or 42.3%, to $4.8 million for the nine months ended March 31, 2006, as a result of an increase in deposit rates and an increase in FHLB borrowings.

Noninterest income decreased $14,000, or 4.3%, to $313,000 for the quarter ended March 31, 2006 and increased $393,000, or 49.8%, to $1.2 million for the nine months ended March 31, 2006 compared to the corresponding periods in 2005. Mortgage origination fee income accounted for the largest increase in noninterest income with $129,000 and $446,000 for the three- and nine-month periods ended March 31, 2006, respectively, compared to $40,000 for both the three- and nine-periods in 2005.

Noninterest expense increased $371,000, or 19.4%, to $2.3 million for the three-month period ended March 31, 2006, primarily due to an increase in compensation and benefits expense. Compensation and benefits expense increased $413,000, or 38.6%, to $1.5 million for the three-month period ended March 31, 2006, primarily due to staff additions for our future branch office in Morristown, Tennessee and two future branch offices in Knoxville, Tennessee that are anticipated to open during 2006 and early 2007. On July 1, 2005, we adopted FASB Statement No.123R, "Share-Based Payment" which requires the expensing of stock options at fair value. Accordingly, for the three months ended March 31, 2006, compensation and benefits expense included $66,000 related to the expensing of stock options. For the nine months ended March 31, 2006, noninterest expense increased $1.4 million, or 27.0%, to $6.4 million due primarily to an increase in compensation and benefits expense. Compensation and benefits expense increased $1.1 million, or 39.4%, to $4.1 million for the nine months ended March 31, 2006 due to staff additions and stock option expensing. Compensation and benefits expense related to stock option expense totaled $199,000 for the nine months ended March 31, 2006. There were 95 full-time employees at March 31, 2006 compared to 75 full-time employees at March 31, 2005.

Nonperforming assets totaled $223,000, or 0.07% of total assets at March 31, 2006, compared to $1.5 million, or 0.50% of total assets at March 31, 2005. Annualized net charge-offs for the nine months ended March 31, 2006 were 0.06% of average loans, compared to 0.09% for the same period in 2005. The allowance for loan losses was $2.2 million, or 0.90% of total gross loans, at March 31, 2006 compared to $2.3 million, or 1.18% of total gross loans, at March 31, 2005. There were no additions to the allowance for loan losses for either nine-month period.

Total assets at March 31, 2006 were $312.4 million compared to $295.0 million at June 30, 2005. During the nine months ended March 31, 2006, net loans receivable increased $32.4 million, or 15.6%, to $240.9 million, due to growth in real estate and consumer loans. Investment securities decreased $13.5 million, or 25.2%, to $39.9 million at March 31, 2006, compared to $53.4 million at June 30, 2005 due primarily to sales of investment securities. Proceeds from the sale of investment securities were used to fund stock repurchases and to fund growth in the loan portfolio. Total deposits increased $2.2 million, to $196.9 million at March 31, 2006 as a result of a $4.9 million increase in transaction accounts, more than offsetting a $2.7 million decline in certificates of deposit. Transaction accounts represented 39.8% of total deposits at March 31, 2006 compared to 37.8% at June 30, 2005 and 35.9% at March 31, 2005. FHLB advances were $39.0 million at March 31, 2006, an increase of $22.0 million, compared to $17.0 million at June 30, 2005. We utilize advances from the FHLB as a funding source for loan growth and to manage daily liquidity needs.

Total equity decreased $6.5 million, or 8.0%, to $75.5 million at March 31, 2006 due to a combination of factors, including the repurchase of shares in the amount of $8.1 million and dividend payments of $1.2 million, more than offsetting net income of $2.0 million. Stock repurchases for the three months ended March 31, 2006 totaled 210,695 shares at an average cost of $13.44 per share. On February 24, 2006, the Company announced its third stock repurchase program in which 690,261 shares, or 10% of the Company's outstanding common stock, may be repurchased. At March 31, 2006, 655,634 shares remained eligible for repurchase under the current stock repurchase program.

 Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally-chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services with offices in Hamblen and Knox County. The Company's stock is listed on the NASDAQ National Market under the symbol JFBI. More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company assumes no obligation to update any forward-looking statements.

                                                        JEFFERSON BANCSHARES, INC.

                                                        AT                    AT
                                                 MARCH 31, 2006          JUNE 30, 2005
                                               --------------------    -------------------
                                                       (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                       $    312,361           $    295,041
Loans receivable, net                                   240,860                208,438
Cash and cash equivalents, and
    interest-bearing deposits                             8,759                 11,027
Investment securities                                    39,902                 53,366
Deposits                                                196,879                194,706
Borrowings                                               39,000                 17,000
Stockholders' equity                                     75,494                 82,028

                                               THREE MONTHS ENDED MARCH 31,                  NINE MONTHS ENDED MARCH 31,
                                               2006                    2005                   2006                  2005
                                        --------------------    -------------------    -------------------    ------------------
                                                       (Dollars in thousands, except per share data)
OPERATING DATA:
Interest income                             $      4,605            $     4,000           $     13,191          $     11,786
Interest expense                                   1,866                  1,165                  4,797                 3,372
Net interest income                                2,739                  2,835                  8,394                 8,414
Provision for loan losses                              -                      -                      -                     -
Net interest income after
   provision for loan losses                       2,739                  2,835                  8,394                 8,414
Noninterest income                                   313                    327                  1,182                   789
Noninterest expense                                2,286                  1,915                  6,448                 5,079
Earnings before income taxes                         766                  1,247                  3,128                 4,124
Total income taxes                                   290                    385                  1,157                 1,428
Net earnings                                         476                    862                  1,971                 2,696


SHARE DATA:
Earnings per share, basic                   $       0.08            $      0.12           $       0.31          $       0.36
Earnings per share, diluted                 $       0.08            $      0.12           $       0.31          $       0.36
Dividends per share                         $       0.06            $      0.05           $       0.18          $       0.15
Weighted average shares:
    Basic                                      6,227,668              7,171,692              6,422,164             7,443,856
    Diluted                                    6,248,104              7,188,557              6,440,357             7,462,315

                                                  THREE MONTHS ENDED MARCH 31,                  NINE MONTHS ENDED MARCH 31,
                                                  2006                    2005                   2006                  2005
                                           --------------------    -------------------    -------------------    ------------------
                                                                         (Dollars in thousands)
ALLOWANCE FOR LOAN LOSSES:
Allowance at beginning of period            $            2,234      $           2,388      $           2,293      $          2,479
                                           --------------------    -------------------    -------------------    ------------------
Provision for loan losses                                    -                      -                      -                     -
Recoveries                                                  49                     66                    125                   252
Charge-offs                                                (92)                  (116)                  (227)                 (393)
                                           --------------------    -------------------    -------------------    ------------------
Net Charge-offs                                            (43)                   (50)                  (102)                 (141)
                                           --------------------    -------------------    -------------------    ------------------
Allowance at end of period                  $            2,191      $           2,338      $           2,191      $          2,338
                                           ====================    ===================    ===================    ==================

Net charge-offs to average outstanding
    loans during the period, annualized                   0.07%                  0.10%                  0.06%                 0.09%


                                                       AT                      AT                     AT
                                                 MARCH 31, 2006          JUNE 30, 2005          MARCH 31, 2005
                                               --------------------    -------------------    -------------------
                                                                     (Dollars in thousands)
NONPERFORMING ASSETS:
Nonaccrual loans:
    Real estate                                  $              62       $            426      $             296
    Commercial business                                          -                      -                     46
    Consumer                                                     -                      -                      -
                                               --------------------    -------------------    -------------------
       Total                                                    62                    426                    342
                                               --------------------    -------------------    -------------------
Real estate owned                                              161                    914                  1,143
Other nonperforming assets                                       -                      -                      -
                                               --------------------    -------------------    -------------------

Total nonperforming assets                       $             223       $          1,340      $           1,485
                                               ====================    ===================    ===================

                                                      NINE
                                                  MONTHS ENDED             YEAR ENDED
                                                 MARCH 31, 2006          JUNE 30, 2005
                                               --------------------    -------------------
PERFORMANCE RATIOS:
Return on average assets                               0.86%                  1.14%
Return on average equity                               3.33%                  3.92%
Interest rate spread                                   3.24%                  3.24%
Net interest margin                                    3.96%                  3.88%
Efficiency ratio                                      66.71%                 57.17%
Average interest-earning assets to
    average interest-bearing liabilities             131.64%                139.49%

ASSET QUALITY RATIOS:
Allowance for loan losses as a
    percent of total gross loans                       0.90%                  1.09%
Allowance for loan losses as a
    percent of nonperforming loans                  3533.87%                538.26%
Nonperforming loans as a percent
    of total loans                                     0.03%                  0.20%
Nonperforming assets as a percent
    of total assets                                    0.07%                  0.45%



Contacts:

Jefferson Bancshares, Inc.
Anderson L. Smith 423-586-8421
or
Jane P. Hutton 423-586-8421